November 10, 2011	EXHIBIT 99.1

EAGLE ROCK ENERGY PARTNERS, L.P. TO PRESENT AT UPCOMING INDUSTRY CONFERENCES

HOUSTON – Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (the “Partnership”) announced today that Joseph A. Mills, Chief Executive Officer, and Jeffrey P. Wood, Chief Financial Officer, will be presenting at the Citi 2011 North American Credit Conference in New York, NY on Tuesday, November 15th at 10:00 a.m. Eastern Time.

In addition, the Partnership announced today that Mr. Wood and Adam K. Altsuler, Director of Corporate Finance and Investor Relations, will participate in the RBC Capital Markets 2011 MLP Conference in Dallas, TX on Thursday, November 17th.

Partnership management will conduct individual investor meetings at both conferences.

Live versions of the webcasts and the accompanying presentation materials will be available on the Partnership's website at www.eaglerockenergy.com under the Investor Relations tab. In addition, replays of the webcasts will be available on the Partnership's website for 30 days after the original webcasts are concluded.

About the Partnership
Eagle Rock Energy is a growth-oriented limited partnership engaged in: (i) the business of gathering, compressing, treating, processing, transporting, marketing and trading natural gas; fractionating, transporting and marketing natural gas liquids; and crude oil logistics and marketing; and (ii) the business of acquiring, developing and producing interests in oil and natural gas properties. Its corporate office is located in Houston, Texas.

Contacts:
Jeff Wood, 281-408-1203
Senior Vice President and Chief Financial Officer

Adam Altsuler, 281-408-1350
Director, Corporate Finance and Investor Relations